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                                                                    EX-99.B 9(e)

                        CROSS INDEMNIFICATION AGREEMENT

          THIS AGREEMENT is made as of the 30 day of December, 1994, by and between Stagecoach Inc. (formerly WellsFunds Inc.), a Maryland corporation, and Stagecoach Funds, Inc. ("Stagecoach Funds"), also a Maryland corporation.

          WHEREAS, Stagecoach Inc. is an open-end management investment company registered as such under the Investment Company Act of 1940 (the "1940 Act"), currently consisting of thirteen operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

          WHEREAS, Stagecoach Funds is an open-end management investment company registered as such under the 1940 Act, currently consisting of twelve operating investment portfolios, but which may form time to time consist of a greater or lesser number of investment portfolios; and

          WHEREAS, Stagecoach Inc. and Stagecoach Funds plan to offer on a continuous basis, shares of common stock in their investment portfolios ("Securities") in one or more combined prospectuses (each a "Prospectus", collectively "Prospectuses") and/or preliminary prospectuses (each a "Preliminary Prospectus", collectively, "Preliminary Prospectuses") (any such offering of Securities to be herinafter referred to as a "Joint Offering") and plan on filing, from time to time, such combined prospectuses and other materials with the Securities and Exchange Commission ("SEC") (any such filing with the SEC to be referred to herein as a "Registration Statement");

          NOW THEREFORE, Stagecoach Inc. and Stagecoach Funds hereby agree as follows:

     1. (a) Stagecoach Inc. will indemnify and hold harmless Stagecoach Funds against any losses, claims, damages or liabilities to which Stagecoach Funds may become subject, under the Securities Act of 1933 (the "1933 Act"), the 1940 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Preliminary Prospectus, any Registration Statement, any other prospectuses relating to the Securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state in the Offering Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to Stagecoach Funds by Stagecoach Inc. expressly for use therein; and will reimburse Stagecoach Funds for any legal or other expenses reasonably incurred by Stagecoach funds in connection with investigating or defending any such action or claim; provided, however, that Stagecoach Inc. shall not be liable in any such case to the extent that any

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     such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to Stagecoach Inc. by Stagecoach Funds expressly for use in the Offering Documents.

     (b) Stagecoach Funds will indemnify and hold harmless Stagecoach Inc. against any losses, claims, damages or liabilities to which Stagecoach Inc. may become subject under the 1933 Act, 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect hereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state in the Offering Documents therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to Stagecoach Inc. by Stagecoach Funds expressly for use therein; and will reimburse Stagecoach Inc. for any legal or other expenses reasonably incurred by Stagecoach Inc. in connection with investigating or defending any such action or claim, provided, however, that Stagecoach Funds shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to Stagecoach Funds by Stagecoach Inc. expressly for use in the Offering Documents.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
     (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In any action brought against any indemnified party the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

    2. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their authorized officers designated below as of the day and year first written above.


                             STAGECOACH INC.

                             By:    /s/ R. Greg Feltus
                                    ------------------------
                                    R. Greg Feltus
                                    Chairman and President of
                                    the Board of Directors

                             STAGECOACH FUNDS, INC.

                             By:    /s/ Richard H. Blank, Jr.
                                    -------------------------
                                    Richard H. Blank, Jr.
                                    Chief Operating Officer,
                                    Secretary and Treasurer


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